UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2019

INVESTORS BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36441	46-4702118
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer
Identification No.)

101 JFK Parkway,	Short Hills,	New Jersey	07078
(Address of principal executive offices)			(Zip Code)

Registrant's telephone number, including area code:  (973) 924-5100

Not Applicable
_________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	ISBC	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On March 6, 2019, a Stipulation and Agreement of Compromise, Settlement and Release was filed in the Court of Chancery of the State of Delaware (the “Court”) in relation to a lawsuit involving Investors Bancorp, Inc. (the “Company”) and certain of its current and former directors entitled In re Investors Bancorp Inc. Stockholder Litigation, C.A. No. 12327-VCS (the “Settlement”). The Settlement resolves a lawsuit challenging the equity compensation granted on or about June 23, 2015 to persons who were then-directors of the Company.

The Compensation and Benefits Committee, with the assistance of its independent legal advisor and compensation consultant, considered the issuance of equity grants to Kevin Cummings and Domenick A. Cama to replace those being surrendered pursuant to the Settlement. On May 20, 2019, the Compensation and Benefits Committee authorized and approved, and recommended to the Board of Directors (the “Board”), the issuance of (i) 925,000 shares of restricted stock and 525,120 stock options to Mr. Cummings, and (ii) 740,000 shares of restricted stock and 420,096 stock options to Mr. Cama (the “Replacement Awards”). The Board, excluding Messrs. Cummings and Cama, determined that it was advisable and in the best interests of the Company to approve and issue the Replacement Awards, subject to the surrender of awards pursuant to the Settlement.
On June 21, 2019, the Court entered an order approving the Settlement. Following the expiration of a thirty-day appeal period, the Settlement became effective. Accordingly, pursuant to the Settlement (i) all of the challenged stock options granted to non-employee directors (excluding Brendan J. Dugan who is deceased) and stock options granted to Paul Stathoulopoulos (who was not a director of the Company at the time of the equity grant on or about June 23, 2015), have been surrendered; (ii) a total of 95,694 shares of the challenged restricted stock granted to the then non-employee directors of the Company and to then non-director Paul Stathoulopoulos scheduled to vest in 2020 have been surrendered; and (iii) all of the challenged stock options and restricted stock granted to Messrs. Cummings and Cama have been surrendered.
The Replacement Awards were subsequently issued to Messrs. Cummings and Cama on July 22, 2019. The Replacement Awards were issued from the 2015 Equity Incentive Plan. The stock options have an exercise price of $12.54 per share and vest 25% immediately with the remaining to vest ratably over a three-year period. Approximately 59% of the restricted shares will vest immediately with the remainder to vest on the same vesting schedule as applicable to the June 23, 2015 award.
The Settlement and these related matters are not expected to have a material impact on the Company’s financial condition or results of operations.

Forward Looking Statements
Certain statements contained herein are “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward looking statements may be identified by reference to a future period or periods, or by the use of forward looking terminology, such as “may,” “will,” “believe,” “expect,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms.

The Company wishes to caution readers not to place undue reliance on any such forward looking statements, which speak only as of the date made. The Company wishes to advise readers that the “Risk Factors” disclosures included in our Annual Report on Form 10-K, as supplemented in quarterly reports on Form 10-Q, could cause the Company’s financial performance and actual results for future periods to differ materially.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INVESTORS BANCORP, INC.

DATE: July 22, 2019	By:	/s/ Brian Doran
Brian Doran
Executive Vice President and General Counsel